Booz | Allen | Hamilton®

BOOZ ALLEN HAMILTON ANNOUNCES FOURTH QUARTER AND FULL YEAR FISCAL 2020 RESULTS

- **+ Company Delivers Record Top and Bottom Line Performance in Fiscal 2020 and Projects Continued Growth in Fiscal 2021**
- **+ Company Updated Goals of Three-Year Investment Thesis, Including Increase in Adjusted Diluted Earnings Per Share[1] Growth**
- **+ Annual Revenue Increase of 11.3 percent over Prior Year to $7.5 billion, and Revenue, Excluding Billable Expenses[1] Growth of 9.9 percent**
- **+ Annual Diluted Earnings Per Share of $3.41 and Adjusted Diluted Earnings Per Share[1] of $3.18**
- **+ 7.3 percent Annual Increase in Total Backlog to $20.7 billion**
- **+ Quarterly Dividend of $0.31 per Share**

"Our firm's exceptional people and financial performance enabled us to quickly respond to the unprecedented challenges of the COVID-19 pandemic. Our focus has and will continue to be on maximizing the health and safety of our people, the effectiveness of our clients, and the strength of our institution. As an agile, innovative company, we believe we will continue to grow and succeed in FY21 and beyond."

— HORACIO ROZANSKI
President and Chief Executive Officer

McLean, Virginia; May 26, 2020 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the fourth quarter and full year of fiscal 2020.

The Company delivered record top and bottom line performance in fiscal 2020, announced guidance for fiscal 2021 revenue growth of 6 percent to 10 percent and Adjusted Diluted EPS[1] between $3.40 and $3.60, and updated goals of its three year investment thesis, including Adjusted Diluted EPS[1] of 70 percent to 80 percent. Financial performance included continued substantial revenue growth and strong margins and bottom line performance driven by robust demand for services and solutions and a 4.2 percent annual increase in headcount.

The Company reported annual revenue growth of 11.3 percent and an 9.9 percent annual increase in Revenue, Excluding Billable Expenses[1]. Full year Net Income increased by 15.3 percent to $482.6 million and Adjusted Net Income increased by 13.6 percent to $448.7 million. Strong top-line growth contributed to an 11.8 percent annual increase in Adjusted EBITDA[1] to $754.1 million. Annual Adjusted EBITDA Margin on Revenue[1] was 10.1 percent. Full year Diluted Earnings per Share was $3.41, up $0.50 or 17.2 percent while Adjusted Diluted EPS[1] was $3.18, up $0.42 or 15.2 percent.

Total backlog increased by 7.3 percent over the end of the prior year to $20.7 billion and the quarterly book-to-bill ratio was 0.38x. As of March 31, 2020, headcount was 1,104 higher than at the end of the prior year period, an increase of 4.2 percent, and remained flat since the end of the prior quarter.

FINANCIAL SUMMARY

Fourth Quarter and Full Year ended March 31, 2020 - A summary of Booz Allen's results for the fourth quarter and full year of fiscal 2020 is below. All comparisons are to the prior year period. A description of key drivers can be found in the Company's Earnings Call Presentation for the fourth quarter and full year posted on *investors.boozallen.com.*

FULL YEAR FY20

(changes are compared to prior year period)

REVENUE:	
$7.46B	**+11.3%**
EX. BILLABLE EXPENSES[1]:	
$5.17B	**+9.9%**
OPERATING INCOME:	
$669.2M	**+11.1%**
ADJ. OPERATING INCOME[1]:	
$673.0M	**+11.0%**
NET INCOME:	
$482.6M	**+15.3%**
ADJUSTED NET INCOME[1]:	
$448.7M	**+13.6%**
EBITDA:	
$750.3M	**+11.8%**
ADJUSTED EBITDA[1]:	
$754.1M	**+11.8%**
DILUTED EPS:	
$3.41	**up from $2.91**
ADJUSTED DILUTED EPS[1]:	
$3.18	**up from $2.76**

1

Net cash provided by operating activities for fiscal 2020 was $551.4 million as compared to $499.6 million in the prior year, and $185.0 million for the fourth quarter, compared to $216.4 million in the prior year period. Free cash flow[1] for fiscal 2020 was $423.3 million compared to $404.9 million for the prior year, and $147.6 million for the fourth quarter compared with $179.8 million in the prior year period.

The Company declared a regular quarterly dividend of 31 cents per share, which is payable on June 30, 2020, to stockholders of record on June 15, 2020.

For fiscal 2021, the Company provided the following guidance:

FINANCIAL OUTLOOK

+ ***Revenue***: Growth in the 6 to 10 percent range
+ ***Adjusted EBITDA Margin on Revenue***[1]: Approximately 10 percent
+ ***Adjusted Diluted EPS***[1]: $3.40 - $3.60
+ ***Cash from Operating Activities***: $550 million - $600 million

This Adjusted Diluted EPS[1] estimate is based on fiscal 2021 estimated average diluted shares outstanding in the range of 136 million to 140 million shares, and assumes an effective tax rate in the range of 20 percent to 23 percent.

3 YEAR INVESTMENT THESIS

The Company updated its goals for financial performance through Fiscal 2021 related to **ADEPS[1] growth** and **Adjusted EBITDA Margin**. For the three-year period from Fiscal Year 2018 through Fiscal Year 2021, the Investment Thesis is as follows:

Unique Market Position	=	Strong Financial Returns From FY 18 through FY 21	+	Option Value
*Investments in innovation, talent, and capabilities position us to help clients adopt current and new technologies *First mover advantage enhanced by our ability to combine mission knowledge, consulting heritage and technical depth creating value for critical missions and top priorities		70% to 80% ADEPS Growth + ~2% Dividend Yield Supported by: 6 - 10% Annual Revenue Growth ~10% Adj. EBITDA Margin ~$1.4B in Capital Deployment		Continued investment in new business lines and solutions that will drive future growth

CONFERENCE CALL INFORMATION

Booz Allen Hamilton will host a conference call at 8 a.m. EDT on Tuesday, May 26, 2020, to discuss the financial results for its fourth quarter and full year of fiscal 2020 (ended March 31, 2020). Analysts and institutional investors may participate on the call by dialing (877) 375-9141; International: (253) 237-1151, using the passcode 8675717. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton web site at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EDT on May 26, 2020, and continuing for 30 days.

1 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail.

ABOUT BOOZ ALLEN HAMILTON

For more than 100 years, military government and business leaders have turned to Booz Allen Hamilton to solve their most complex problems. As a consulting firm with experts in analytics, digital, engineering and cyber, we help organizations transform. We are a key partner on some of the most innovative programs for governments worldwide and trusted by its most sensitive agencies. We work shoulder to shoulder with clients, using a mission-first approach to choose the right strategy and technology to help them realize their vision.

With global headquarters in McLean, Virginia, our firm employs about 27,200 people globally, and had revenue of $7.5 billion for the 12 months ended March 31, 2020. To learn more, visit www.boozallen.com. (NYSE: BAH)

FOURTH QUARTER FY20

(changes are compared to prior year period)

REVENUE:	
$1.97B	**+10.6%**
EX. BILLABLE EXPENSES[1]:	
$1.36B	**+9.8%**
OPERATING INCOME:	
$149.1M	**+10.3%**
ADJ. OPERATING INCOME[1]:	
$151.8M	**+12.4%**
NET INCOME:	
$138.9M	**+55.0%**
ADJUSTED NET INCOME[1]:	
$102.8M	**+14.2%**
EBITDA:	
$169.8M	**+10.8%**
ADJUSTED EBITDA[1]:	
$172.6M	**+12.6%**
DILUTED EPS:	
$0.98	**up from $0.63**
ADJUSTED DILUTED EPS[1]:	
$0.73	**up from $0.64**

2

NON-GAAP FINANCIAL INFORMATION

“Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations.

“Adjusted Operating Income” represents operating income before: transaction costs, fees, losses, and expenses, including fees associated with debt prepayments and supplemental employee benefits due to the COVID-19 outbreak. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.

“Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments and supplemental employee benefits due to the COVID-19 outbreak. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.

“Adjusted Net Income” represents net income before: (i) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (ii) supplemental employee benefits due to the COVID-19 outbreak, (iii) tax credits, net of reserves for uncertain tax positions, (iv) amortization or write-off of debt issuance costs and write-off of original issue discount, (v) release of income tax reserves, and (vi) re-measurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act (the “2017 Tax Act”) in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non recurring nature or because they result from an event of a similar nature. Booz Allen views consistent with the manner in which management measures and forecasts the Company’s performance and the way in which management is incentivized to perform.

“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with accounting principles generally accepted in the United States, or GAAP.

"Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software.

Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue,Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature.

These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items.

Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance

3

measurements may vary from and may not be comparable measures. Consequently, any attempt to disclose such to similarly titled measures by other companies in Booz reconciliation would imply a degree of precision that could Allen’s industry. Revenue, Excluding Billable Expenses, be confusing or misleading to investors. Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on FORWARD LOOKING STATEMENTS Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are Certain statements contained in this press release and in not recognized measurements under GAAP and when related comments by our management include “forward- analyzing Booz Allen’s performance or liquidity, as looking statements” within the meaning of the Private applicable, investors should (i) evaluate each adjustment Securities Litigation Reform Act of 1995. Examples of in our reconciliation of revenue to Revenue, Excluding forward-looking statements include information concerning Billable Expenses, operating income to Adjusted Operating Booz Allen’s preliminary financial results, financial outlook Income, net income to Adjusted EBITDA, Adjusted EBITDA and guidance, including forecasted revenue, Diluted EPS, Margin on Revenue, Adjusted EBITDA Margin on Revenue, and Adjusted Diluted EPS, future quarterly dividends, and Excluding Billable Expenses, Adjusted Net Income, and future improvements in operating margins, as well as any Adjusted Diluted Earnings per Share, and net cash other statement that does not directly relate to any provided by operating activities to Free Cash Flow, historical or current fact. In some cases, you can identify (ii) use Revenue, Excluding Billable Expenses, Adjusted forward-looking statements by terminology such as “may,” Operating Income, Adjusted EBITDA, Adjusted EBITDA “will,” “could,” “should,” “forecasts,” “expects,” “intends,” Margin on Revenue, Adjusted EBITDA Margin on Revenue, “plans,” “anticipates,” “projects,” “outlook,” “believes,” Excluding Billable Expenses, Adjusted Net Income, and “estimates,” “predicts,” “potential,” “continue,” Adjusted Diluted EPS in addition to, and not as an “preliminary,” or the negative of these terms or other alternative to revenue, operating income, net income comparable terminology. Although we believe that the or diluted EPS as measures of operating results, each expectations reflected in the forward-looking statements as defined under GAAP, and (iii) use Free Cash Flow, in are reasonable, we can give you no assurance these addition to, and not as an alternative to, net cash expectations will prove to have been correct. provided by operating activities as a measure of liquidity, each as defined under GAAP. Exhibit 4 includes a These forward-looking statements relate to future events reconciliation of Revenue, Excluding Billable Expenses, or our future financial performance and involve known Adjusted Operating Income, Adjusted EBITDA, Adjusted and unknown risks, uncertainties and other factors that may EBITDA Margin on Revenue, Adjusted EBITDA Margin on cause our actual results, levels of activity, performance or Revenue, Excluding Billable Expenses, Adjusted Net achievements to differ materially from any future results, Income, Adjusted Diluted EPS, and Free Cash Flow to the levels of activity, performance or achievements expressed or most directly comparable financial measure calculated implied by these forward-looking statements. and presented in accordance with GAAP. These risks and other factors include: any issue that With respect to our expectations under “Financial compromises our relationships with the U.S. government or Outlook” above, a reconciliation of Adjusted Diluted EPS damages our professional reputation, including negative guidance to the closest corresponding GAAP measure is publicity concerning government contractors not available without unreasonable efforts on a forward- in general or us in particular; changes in U.S. government looking basis due to our inability to predict our stock spending, including a continuation of efforts by the U.S. price, equity grants and dividend declarations during the government to decrease spending for management support course of fiscal 2021. Projecting future stock price, equity service contracts, and mission priorities that shift grants and dividends to be declared would be necessary expenditures away from agencies or programs that we to accurately calculate the difference between Adjusted support; efforts by Congress and other U.S. government Diluted EPS and GAAP EPS as a result of the effects of the bodies to reduce U.S. government spending and address two-class method and related possible dilution used in the budgetary constraints, and the U.S. deficit, as well as calculation of EPS. Consequently, any attempt to disclose associated uncertainty around the timing, extent, nature, such reconciliation would imply a degree of precision that and effect of such efforts; delayed funding of our contracts could be confusing or misleading to investors. We expect due to uncertainty relating to funding of the U.S. the variability of the above charges to have an government and a possible failure of Congressional efforts unpredictable, and potentially significant, impact on our to approve such funding and to craft a long-term agreement future GAAP financial results. on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or In addition, management may discuss its expectation for timing of government funding and spending; EBITDA margin for fiscal 2021 from time to time. A U.S. government shutdowns as a result of the failure by reconciliation of EBITDA margin guidance to the closest elected officials to fund the government; failure to comply corresponding GAAP measure is not available without with numerous laws and regulations, including, but not unreasonable efforts on a forward-looking basis due to limited to, the Federal Acquisition Regulation (“FAR”), the our inability to predict specific quantifications of the False Claims Act, the Defense Federal Acquisition Regulation amounts that would be required to reconcile such Supplement and FAR Cost Accounting Standards 4 and Cost Principles; the effects of the COVID-19 outbreak, the incurrence of additional tax liabilities, including as a and other pandemics or widespread health epidemics, result of changes in tax laws or management judgments including disruptions to our workforce and the impact on involving complex tax matters; risks inherent in the government spending and demand for our solutions; our government contracting environment; continued efforts to ability to compete effectively in the competitive bidding change how the U.S. government reimburses process and delays or losses of contract awards caused by compensation related costs and other expenses or competitors’ protests of major contract awards received otherwise limit such reimbursements and an increased risk by us; variable purchasing patterns under U.S. of compensation being deemed unreasonable and government GSA schedules, blanket purchase agreements unallowable or payments being withheld as a result of U.S. and indefinite deliver, indefinite quantity, or IDIQ government audit, review, or investigation; increased contracts; the loss of General Services Administration insourcing by various U.S. government agencies due to Multiple Award schedule contracts, or GSA schedules, or changes in the definition of “inherently governmental” our position as prime contractor on government-wide work, including proposals to limit contractor access to acquisition contract vehicles, or GWACs; changes in the sensitive or classified information and work assignments; mix of our contracts and our ability to accurately estimate the size of our addressable markets and the amount of or otherwise recover expenses, time, and resources for U.S. government spending on private contractors; risks our contracts; changes in estimates used in recognizing related to our indebtedness and credit facilities which revenue; our ability to realize the full value of and contain financial and operating covenants; and the impact replenish our backlog and generate revenue under certain of changes in accounting rules and regulations, or of our contracts and the timing of our receipt of revenue interpretations thereof, that may affect the way we under contracts included in backlog; internal system or recognize and report our financial results, including service failures and security breaches, including, but not changes in accounting rules governing recognition of limited to, those resulting from external or internal cyber revenue. Additional information concerning these and attacks on our network and internal systems; risks related other factors can be found in our filings with the Securities to the potential implementation and operation of new and Exchange Commission (SEC), including our Annual financial management systems; an inability to attract, Report on Form 10-K, filed with the SEC on May 26, 2020. train, or retain employees with the requisite skills and All forward-looking statements attributable to us or experience; an inability to timely hire, assimilate and persons acting on our behalf are expressly qualified in effectively utilize our employees, ensure that employees their entirety by the foregoing cautionary statements. obtain and maintain necessary security clearances and/or All such statements speak only as of the date made and, effectively manage our cost structure; the loss of except as required by law, we undertake no obligation to members of senior management or failure to develop new update or revise publicly any forward-looking statements, leaders; misconduct or other improper activities from our whether as a result of new information, future events or employees or subcontractors, including the improper use otherwise. or release of our clients’ sensitive or classified information; increased competition from other companies in our industry; failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; failure to comply with special U.S. government laws and regulations relating to our international operations; risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; risks related to changes to our operating structure, capabilities, or strategy intended to address client need, grow our business or respond to market developments; the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; risks related to completed and future acquisitions, including our ability to realize the expected benefits from such acquisitions; 5 5

Exhibit 1 Booz Allen Hamilton Holding Corporation Consolidated Statements of Operations   Three Months Ended Fiscal Year Ended March 31, March 31, (Amounts in thousands, except per share data) 2020 2019 2020 2019 (Unaudited) Revenue $ 1,969,647 $ 1,780,080 $ 7,463,841 $ 6,704,037 Operating costs and expenses: Cost of revenue 881,084 815,404 3,379,180 3,100,466 Billable expenses 606,870 538,833 2,298,413 2,004,664 General and administrative expenses 311,844 272,528 1,035,965 927,938 Depreciation and amortization 20,773 18,216 81,081 68,575 Total operating costs and expenses 1,820,571 1,644,981 6,794,639 6,101,643 Operating income 149,076 135,099 669,202 602,394 Interest expense (21,679) (22,160) (96,960) (89,517) Other income (expense), net 1,307 4,941 7,192 2,526 Income before income taxes 128,704 117,880 579,434 515,403 Income tax (benefit) expense (10,162) 28,305 96,831 96,874 Net income $ 138,866 $ 89,575 $ 482,603 $ 418,529 Earnings per common share: Basic $ 0.99 $ 0.64 $ 3.43 $ 2.94 Diluted $ 0.98 $ 0.63 $ 3.41 $ 2.91 6 6

Exhibit 2 Booz Allen Hamilton Holding Corporation Consolidated Balance Sheets   March 31, March 31, (Amounts in thousands, except share and per share data) 2020 2019 Assets Current assets: Cash and cash equivalents $ 741,901 $ 283,990 Accounts receivable, net of allowance 1,459,471 1,330,364 Prepaid expenses and other current assets 126,816 84,986 Total current assets 2,328,188 1,699,340 Property and equipment, net of accumulated depreciation 208,077 172,453 Deferred tax assets — — Operating lease right-of-use assets 240,122 — Intangible assets, net of accumulated amortization 300,987 287,051 Goodwill 1,581,160 1,581,160 Other long-term assets 135,432 91,837 Total assets 4,793,966 3,831,841 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 177,865 $ 57,924 Accounts payable and other accrued expenses 698,011 664,948 Accrued compensation and benefits 348,775 325,553 Operating lease liabilities 49,021 — Other current liabilities 54,006 130,814 Total current liabilities 1,327,678 1,179,239 Long-term debt, net of current portion 2,007,979 1,701,837 Operating lease liabilities, net of current portion 270,266 — Income tax reserves 56,130 11,509 Deferred tax liabilities 88,086 33,238 Other long-term liabilities 187,471 230,652 Total liabilities 3,937,610 3,156,475 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 161,333,973 shares at March 31, 2020 and 159,924,825 shares at March 31, 2019; outstanding, 138,719,921 shares at March 31, 2020 and 140,027,853 shares at March 31, 2019 1,613 1,599 Treasury stock, at cost — 22,614,052 at March 31, 2020 and 19,896,972 shares at March 31, 2019 (898,095) (711,450) Additional paid-in capital 468,027 401,596 Retained earnings 1,330,812 994,811 Accumulated other comprehensive loss (46,001) (11,190) Total stockholders’ equity 856,356 675,366 Total liabilities and stockholders’ equity $ 4,793,966 $ 3,831,841 7 7

Exhibit 3 Booz Allen Hamilton Holding Corporation Consolidated Statements of Cash Flows   Fiscal Year Ended March 31, (Amounts in thousands) 2020 2019 Cash flows from operating activities Net income $ 482,603 $ 418,529 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 81,081 68,575 Noncash lease expense 55,096 — Stock-based compensation expense 43,290 31,275 Deferred income taxes 65,434 23,006 Amortization of debt issuance costs and loss on extinguishment 6,139 9,354 Losses (gains) on dispositions and impairments 1,772 (5,464) Changes in assets and liabilities: Accounts receivable, net of allowance (129,107) (196,453) Income taxes receivable / payable (122,977) 21,634 Prepaid expenses and other current assets (13,500) (2,328) Other long-term assets (6) (15,346) Accrued compensation and benefits 18,044 44,137 Accounts payable and other accrued expenses 48,260 107,644 Other current liabilities 5,016 (7,885) Operating lease liabilities (37,651) — Other long-term liabilities 3,313 3,210 Net cash provided by operating activities 551,428 499,610 Cash flows from investing activities Purchases of property, equipment, and software (128,079) (94,681) Payments for businesses acquisitions, net of cash acquired — 5,469 Net cash used in investing activities (128,079) (89,212) Cash flows from financing activities Proceeds from issuance of common stock 14,987 11,266 Stock option exercises 8,925 12,116 Repurchases of common stock (182,224) (252,824) Cash dividends paid (146,602) (114,234) Repayment of debt (76,922) (170,512) Proceeds from debt issuance 497,891 102,071 Payment of deferred payment obligation (80,000) — Other financing activities (1,493) (1,249) Net cash provided by (used in) financing activities 34,562 (413,366) Net increase (decrease) in cash and cash equivalents 457,911 (2,968) Cash and cash equivalents — beginning of year 283,990 286,958 Cash and cash equivalents — end of year $ 741,901 $ 283,990 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 84,125 $ 76,731 Income taxes $ 109,754 $ 52,512 Supplemental disclosures of non-cash investing and financing activities Share repurchases transacted but not settled and paid $ 10,736 $ 6,315 Noncash financing activities $ 3,920 $ 3,033 8 8

Exhibit 4 - Booz Allen Hamilton Holding Corporation

Non-GAAP Financial Information

(In thousands, except share and per share data)	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	Fiscal Year Ended March 31, 2020	Fiscal Year Ended March 31, 2019
	(Unaudited)		(Unaudited)	
Revenue, Excluding Billable Expenses				
Revenue	$ 1,969,647	$ 1,780,080	$ 7,463,841	$ 6,704,037
Billable expenses	606,870	538,833	2,298,413	2,004,664
Revenue, Excluding Billable Expenses	$ 1,362,777	$ 1,241,247	$ 5,165,428	$ 4,699,373
Adjusted Operating Income				
Operating Income	$ 149,076	$ 135,099	$ 669,202	$ 602,394
Transaction expenses (a)	—	—	1,069	3,660
COVID-19 supplemental employee benefit (b)	2,722	—	2,722	—
Adjusted Operating Income	$ 151,798	$ 135,099	$ 672,993	$ 606,054
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 138,866	$ 89,575	$ 482,603	$ 418,529
Income tax (benefit) expense	(10,162)	28,305	96,831	96,874
Interest and other, net (c)	20,372	17,219	89,768	86,991
Depreciation and amortization	20,773	18,216	81,081	68,575
EBITDA	169,849	153,315	750,283	670,969
Transaction expenses (a)	—	—	1,069	3,660
COVID-19 supplemental employee benefit (b)	2,722	—	2,722	—
Adjusted EBITDA	$ 172,571	$ 153,315	$ 754,074	$ 674,629
Adjusted EBITDA Margin on Revenue	8.8%	8.6%	10.1%	10.1%
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	12.7%	12.4%	14.6%	14.4%
Adjusted Net Income				
Net income	$ 138,866	$ 89,575	$ 482,603	$ 418,529
Transaction expenses (a)	—	—	1,069	3,660
COVID-19 supplemental employee benefit (b)	2,722	—	2,722	—
Research and development tax credits (d)	(38,395)	—	(38,395)	—
Release of income tax reserves (e)	(68)	—	(68)	(462)
Re-measurement of deferred tax assets/liabilities (f)	—	—	—	(27,908)
Amortization or write-off of debt issuance costs and write-off of original issue discount	450	519	2,395	2,920
Adjustments for tax effect (g)	(824)	(135)	(1,608)	(1,711)
Adjusted Net Income	$ 102,751	$ 89,959	$ 448,718	$ 395,028
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	140,902,368	141,050,704	141,238,135	143,156,176
Adjusted Net Income Per Diluted Share (h)	$ 0.73	$ 0.64	$ 3.18	$ 2.76
Free Cash Flow				
Net cash provided by operating activities	$ 184,969	$ 216,407	$ 551,428	$ 499,610
Less: Purchases of property, equipment and software	(37,367)	(36,605)	(128,079)	(94,681)
Free Cash Flow	$ 147,602	$ 179,802	$ 423,349	$ 404,929

(a) Fiscal 2020 and fiscal 2019 reflect debt refinancing costs incurred in connection with the refinancing transactions consummated on November 26, 2019 and July 23, 2018, respectively.

(b) Represents the supplemental contribution to employees dependent care FSA accounts in response to the COVID-19 outbreak.

(c) Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations.

(d) Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2020 related to an increase in research and development credits available for fiscal years 2016 to 2020.

(e) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle Acquisition.

(f) Reflects the adjustments made to the provisional income tax benefit associated with the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act.

(g) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates and consistently excludes the impact of other tax credits and incentive benefits realized.

(h) Excludes adjustments of approximately $0.4 million and $1.6 million of net earnings for the three and twelve months ended March 31, 2020, respectively, and excludes adjustments of approximately $0.4 million and $1.8 million of net earnings for the three and twelve months ended March 31, 2019 associated with the application of the two-class method for computing diluted earnings per share.

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Exhibit 5 Booz Allen Hamilton Holding Corporation Operating Data   As of March 31, (Amounts in millions) 2020 2019 Backlog Funded $ 3,415 $ 3,436 Unfunded 4,518 3,687 Priced Options 12,796 12,198 Total Backlog $ 20,729 $ 19,321 Three Months Ended Fiscal Year Ended March 31, March 31, 2020 2019 2020 2019 Book-to-Bill * 0.38 0.36 1.19 1.49 * Book-to-bill is calculated as the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, all divided by the relevant fiscal period revenue. As of March 31, 2020 2019 Headcount Total Headcount 27,173 26,069 Consulting Staff Headcount 24,218 23,379 Three Months Ended Fiscal Year Ended March 31, March 31, 2020 2019 2020 2019 Percentage of Total Revenue by Contract Type Cost-Reimbursable 56% 54% 57% 53% Time-and-Materials 24% 23% 23% 24% Fixed-Price 20% 23% 20% 23% 101 0